UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2011  (November 1, 2011)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (832) 308-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 15, 2011, Cardtronics USA, Inc., ("Cardtronics" or the "Company"), a wholly-owned subsidiary of Cardtronics, Inc. (the "Registrant"), announced that it had entered into an Agreement and Plan of Merger (the "Agreement") by and among CATM Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of the Company, Access to Money, Inc. ("Access to Money"), and Lampe, Conway & Co., LLC, a Delaware limited liability company and a principal stockholder of Access to Money. The significant terms of the Agreement were previously reported in the Current Report on Form 8-K filed by the Company on August 15, 2011.

On November 1, 2011, the Company completed the transaction in accordance with the terms and conditions of the Agreement and each share of Access to Money common stock was converted into the right to receive $0.285 in cash. Merger Sub was merged with and into Access to Money, and the separate corporate existence of Merger Sub was ceased. Access to Money is the surviving corporation and became a wholly-owned subsidiary of the Company.

On November 1, 2011, the Registrant issued a press release announcing the completion of the acquisition of Access to Money. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 1, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
November 1, 2011 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer